UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2017

SIEBERT FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

New York	0-5703	11-1796714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 Wall Street, New York, New York		10005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 644-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed in a Current Report on Form 8-K, filed on June 28, 2017 (the “Original Form 8-K”), Siebert Financial Corp. (the “Company”) (NASDAQ: SIEB), Muriel Siebert & Co., Inc. (“MSCO”), the Company’s wholly-owned subsidiary, and StockCross Financial Services, Inc., a registered broker-dealer (“StockCross”) entered into an Asset Purchase Agreement, dated June 26, 2017 (the “Agreement”), pursuant to which MSCO would acquire (the “Acquisition”) certain retail broker-dealer assets of StockCross (the “Assets”). StockCross is a self-clearing discount broker dealer that has many business lines that are similar to MSCO’s.

The Acquisition was completed on December 29, 2017 and as consideration for the Assets, the Company issued 5,072,062 shares of its restricted common stock to StockCross. The shares of restricted common stock issued to StockCross are subject to a two year lock-up period during which StockCross may not sell or transfer the shares except to its shareholders provided that any such shares transferred to StockCross' shareholders shall remain subject to the lock-up restrictions.

In connection with the Acquisition, MSCO and StockCross entered into a clearing agreement pursuant to which StockCross will act as the clearing broker for MSCO with respect to the accounts transferred from StockCross to MSCO in the Acquisition.

The Company, MSCO and StockCross are affiliated entities through common indirect ownership. Kennedy Cabot Acquisition, LLC (“KCA”), a Nevada limited liability company, is the direct owner of a majority of the issued and outstanding common stock of the Company (approximately 55%) and Gloria E. Gebbia, is the managing member of KCA. In addition, Gloria E. Gebbia is the direct owner of approximately 10% of the issued and outstanding common stock of the Company and may be deemed to be an indirect owner of the shares held by KCA and of shares of common stock of the Company owned by other members of the Gebbia family equal to approximately 18% of the issued and outstanding stock of the Company. In addition, Gloria E. Gebbia is a member of the boards of directors of the Company and of StockCross. Gloria E. Gebbia, along with other members of the Gebbia family, control StockCross. Gusrae Kaplan Nusbaum PLLC represented all the parties to the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which was filed as Exhibit 2.1 to the Original Form 8-K and which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 2.01 above regarding the issuance of the Company's common stock is incorporated herein under this Item 3.02. The 5,072,062 shares of restricted common stock issued as consideration for the Assets were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(a)(2) and Rule 506(b) thereunder.

Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate,” “believe,” “estimate” and similar words. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Annual Reports on Form 10-K’s and its Quarterly Reports on Form 10-Q’s on file with the SEC.

Item 9.01 Financial Statements and Exhibits.

(a)                Financial statements of businesses acquired.

                    The Company will file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(b)                Pro forma financial information.

                    The Company will file the pro forma financial information required by Item 9.01(b) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(d)                Exhibits

2.1                Asset Purchase Agreement, dated as of June 26, 2017, by and among StockCross Financial Services, Inc., Muriel Siebert & Co., Inc. and Siebert Financial Corp. (filed as Exhibit 2.1 to the Current Report on Form 8-K filed on June 28, 2017 and incorporated by reference herein)*

* Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2018

By:	/s/ Andrew H. Reich
Andrew H. Reich
EVP, Chief Operating Officer, Chief Financial Officer and Secretary